CONSENT OF INDEPENDENT AUDITORS





We consent to the reference made to our firm under the caption "Counsel and Independent Auditors" and to the use of our report dated June 11, 2001 with respect to Dreyfus Premier NexTech Fund in this Registration Statement (Form N-1A No. 333- 34474) of Dreyfus Premier Opportunity Funds.






                               ERNST & YOUNG LLP


New York, New York
July 25, 2001